SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    MAY 24, 1999
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                          EQUALNET COMMUNICATIONS CORP.
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             (Exact Name of Registrant as Specified in its Charter)



      TEXAS                           0-25482                     76-0457803
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 (State or Other              (Commission File Number)          (IRS Employer
  Jurisdiction                                               Identification No.)
of Incorporation)




1250 WOOD BRANCH PARK DRIVE, HOUSTON, TX                            77079
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code        (281) 529-4600
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

                  On May 26, 1999, Equalnet Communications Corp. (the "Registrant") issued a press release (the "Press Release") announcing that the Registrant's Board of Directors had approved a definitive agreement to merge (the "Merger") with e.Volve Technology Group, Inc., a privately held corporation ("e.Volve"). G. A. Herrera & Co., financial advisor to the Independent Committee of the Board of Directors of the Registrant, rendered a fairness opinion in respect of the Merger and the Registrant's Board of Directors has resolved to recommend the Merger to the Registrant's shareholders.

                  In the Merger, the Registrant's shareholders will receive approximately 45 percent of the common stock, on a fully diluted basis, of the combined company. In addition, the Registrant will assume approximately $7.65 million of e.Volve indebtedness that will be convertible into five percent of the consolidated company's total common equity. The Merger is subject, among other things, to approval by the shareholders of the Registrant and the stockholders of e.Volve and to satisfactory completion of due diligence. Commitments to vote in favor of the Merger have been made by shareholders representing approximately 60 percent of the Registrant's shares expected to be eligible to vote on the Merger.

                  The Registrant also announced in the Press Release that in connection with the Merger transaction, the Registrant, as co-proponent of the plan of reorganization (the "Plan") of its wholly owned subsidiary, EqualNet Corporation, had raised sufficient funding, along with the issuance to the bankruptcy trustee for the unsecured creditors of 3,000,000 shares of the Registrant's common stock, to consummate the Plan. Further details concerning such funds and the consummation of the Plan are contained in the Registrant's Press Release, which is filed herewith.

                  Also filed herewith is the Registrant's unaudited pro forma consolidated balance sheet as of April 30, 1999 which sets forth changes in the Registrant's capital structure on a consolidated basis as a result of the funding of the Plan. One of the requirements of the Nasdaq Listing Qualifications Panel, as set forth in its letter to the Registrant dated May 5, 1999, for the continued listing of the Registrant's common stock was that a public filing be made by the Registrant with the Securities and Exchange Commission and Nasdaq on or before June 1, 1999 evidencing a minimum of $10,000,000 in net tangible assets. Such filing is required to contain an April 30, 1999 balance sheet with pro forma adjustments for any significant transactions or events occurring on or before the filing date. This Current Report on Form 8-K is intended to satisfy those requirements of the Nasdaq Listing Qualifications Panel.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

Exhibit number             Description
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          99.1             Press Release of May 26, 1999

          99.2             April 30, 1999 Unaudited Pro Forma Consolidated
                           Balance Sheet










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
                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EQUALNET COMMUNICATIONS CORP.

                                    By: /s/ Mitchell H. Bodian
                                        --------------------------------------
                                        Mitchell H. Bodian
                                        President & Chief Executive Officer


Date:  June 1, 1999








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                                  EXHIBIT INDEX




     Exhibit number        Description
     --------------        -----------

          99.1             Press Release of May 26, 1999

          99.2             April 30, 1999 Unaudited Pro Forma Consolidated
                           Balance Sheet













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